Exhibit 99.1

News Release

Contact:	Investors: Jeb Bachmann - Managing Director, Investor Relations - (615) 263-3024 Media: Steve Owen - Vice President, Communications - (615) 263-3107

CORECIVIC ANNOUNCES $500 MILLION ACCELERATED SHARE REPURCHASE AGREEMENT

BRENTWOOD, Tenn. – August 10, 2026 – CoreCivic, Inc. (NYSE: CXW) (CoreCivic or the Company) announced today that is has entered into an accelerated share repurchase agreement (“ASR Agreement”) with a financial institution (“Dealer”) to repurchase $500 million of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as part of its existing capacity of $755.8 million under the Company’s recently announced expanded share repurchase program, which was approved by the Company’s Board of Directors on August 4, 2026. Upon completion of the ASR Agreement, the Company anticipates that approximately $255.8 million of share repurchase authorization will remain available under the Company’s existing share repurchase program.

The Company will make a payment of $500 million to the Dealer on August 10, 2026, and expects to receive an initial delivery of approximately 12.4 million shares of Common Stock from the Dealer, pursuant to the ASR Agreement. The final number of shares to be repurchased by the Company will be based on the average of the daily volume-weighted average price of the Common Stock during the term of the ASR Agreement, less a discount and subject to adjustments pursuant to the ASR Agreement. At settlement, the Dealer may be required to deliver additional shares of Common Stock to the Company, or under certain circumstances, the Company may be required to deliver shares of Common Stock or to make a cash payment, at its election, to the Dealer. The final settlement of the transaction under the ASR Agreement is scheduled to occur prior to the end of the second quarter of 2027.

2026 Revised Financial Guidance

As a result of the execution of the ASR Agreement, the Company is providing the following updated financial guidance for the full year 2026:

	Updated Guidance Full Year 2026	Prior Full Year 2026 Guidance Issued August 5, 2026
➢ Net income	$1.492 billion to $1.511 billion	$1.497 billion to $1.516 billion
➢ Adjusted Net Income	$157.0 million to $165.0 million	$161.5 million to $169.5 million
➢ Diluted EPS	$15.62 to $15.82	$15.00 to $15.20
➢ Adjusted Diluted EPS	$1.64 to $1.73	$1.62 to $1.70
➢ FFO per diluted share	$2.66 to $2.75	$2.59 to $2.68
➢ Normalized FFO per diluted share	$2.68 to $2.77	$2.61 to $2.70
➢ EBITDA	$2.216 billion to $2.236 billion	$2.222 billion to $2.242 billion
➢ Adjusted EBITDA	$434.5 million to $439.5 million	$440.5 million to $445.5 million

5501 Virginia Way, Brentwood, Tennessee 37027, Phone: 615-263-3000

The updated guidance reflects the Company’s current expectations for the financial impact from the ASR Agreement, which includes the expected initial delivery of approximately 12.4 million shares, a reduction to interest income as a result of the deployment of $500 million of cash on hand pursuant to the ASR Agreement, and the corresponding impact on per share results from the reduction in weighted average shares outstanding.

About CoreCivic

CoreCivic is a diversified, government-solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. CoreCivic provides a broad range of solutions to government partners that help build safer, healthier, and more productive communities one person at a time through residential corrections, detention, and reentry management, complementary service offerings to the corrections industry that include pharmaceutical, transportation, and alternatives to incarceration, and government real estate solutions. CoreCivic is the nation’s largest owner of partnership correctional, detention and residential reentry facilities, and one of the largest operators of such facilities in the United States. CoreCivic has been a flexible and dependable partner for government for more than 40 years. CoreCivic’s employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at www.corecivic.com.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding the Company’s recently announced expanded share repurchase program, the Company’s funding of the transactions contemplated by the ASR Agreement, the Company’s expectations regarding the financial impact resulting from the transactions contemplated by the ASR Agreement and the Company’s 2026 financial performance. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) changes in government policy, legislation and regulations that affect utilization of the private sector for corrections, detention, and residential reentry services, in general, or our business, in particular, including, but not limited to, the continued utilization of our correctional and detention facilities by the federal government as a consequence of presidential executive orders, changes in how the federal government, including ICE, elects to use our detention capacity or otherwise procures alternative detention capacity, and the impact of any changes to immigration reform and sentencing laws (we do not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention); (ii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity and effects of inmate disturbances; (iii) changes in the privatization of the corrections and detention industry, the acceptance of our services, the timing of the opening of new facilities and the commencement of new management contracts (including the extent and pace at which new contracts are utilized), as well as our ability to utilize available beds; (iv) our ability to successfully activate idle facilities in a timely manner in order to meet the growth in demand for our facilities and services from the federal government that has occurred as a result of changes in policies and actions of the current presidential administration, and to realize projected returns resulting therefrom; (v) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, and occupancy; (vi) fluctuations in our operating results because of, among other things, changes in occupancy levels; competition; contract renegotiations or terminations including as a result of a change in facility ownership; inflation and other increases in costs of operations, including a rise in labor costs; fluctuations in interest rates and risks of operations; (vii) government budget uncertainty, the impact of debt ceilings and government shutdowns, including partial shutdowns, and changing budget priorities; (viii) our ability to successfully identify and consummate future development and acquisition opportunities, integrate their operations, and realize projected returns resulting therefrom; (ix) the availability of debt and equity financing on terms that are favorable to us, or at all and (x) our ability to successfully consummate the sales of additional company-owned assets, including the potential sale of additional facilities to ICE, on a timely basis and on commercially favorable terms. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

We take no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services, except as may be required by law.

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CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

GUIDANCE — CALCULATION OF ADJUSTED NET INCOME, FUNDS FROM OPERATIONS, NORMALIZED FUNDS FROM OPERATIONS, EBITDA, AND ADJUSTED EBITDA

	Guidance Range
	For the Year Ending
	December 31, 2026
	Low End of Guidance	High End of Guidance
Net income	$1,492,035	$1,511,273
Expenses associated with mergers and acquisitions	3,124	3,174
Gain on sale of real estate assets, net	(1,785,000)	(1,800,000)
Income tax expense for special items	446,841	450,553

Adjusted net income	$157,000	$165,000

Net income	$1,492,035	$1,511,273
Depreciation and amortization of real estate assets	99,000	100,000
Gain on sale of real estate assets, net	(1,785,000)	(1,800,000)
Income tax expense for special items	447,678	451,440

Funds From Operations	$253,713	$262,713
Expenses associated with mergers and acquisitions	3,124	3,174
Income tax benefit for special items	(837)	(887)

Normalized Funds From Operations	$256,000	$265,000

Diluted EPS	$15.62	$15.82

Adjusted Diluted EPS	$1.64	$1.73

FFO per diluted share	$2.66	$2.75

Normalized FFO per diluted share	$2.68	$2.77

Net income	$1,492,035	$1,511,273
Interest expense	80,000	79,000
Depreciation and amortization	142,500	141,500
Income tax expense	501,817	504,579

EBITDA	$2,216,352	$2,236,352
Expenses associated with mergers and acquisitions	3,124	3,174
Gain on sale of real estate assets, net	(1,785,000)	(1,800,000)

Adjusted EBITDA	$434,476	$439,526

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. The Company believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its properties and their management teams. The Company believes that it is useful to provide investors, security analysts, and other interested parties disclosures of its results of operations on the same basis that is used by management.

FFO, in particular, is a widely accepted non-GAAP supplemental measure of performance of real estate companies, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT). NAREIT defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis. As a company with extensive real estate holdings, we believe FFO and FFO per share are important supplemental measures of our operating performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs and other real estate operating companies, many of which present FFO and FFO per share when reporting results. EBITDA, Adjusted EBITDA, and FFO are useful as supplemental measures of performance of the Company’s properties because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. The Company may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary or ordinary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. The Company calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt repayments and refinancing transactions, and certain impairments and other charges that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and, where appropriate, their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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